Exhibit 99.1


          Ameron International Announces Quarterly Dividend


    PASADENA, Calif.--(BUSINESS WIRE)--March 23, 2006--The Board of Directors of Ameron International Corporation (NYSE:AMN) declared a quarterly dividend of 20 cents per share of common stock payable May 16, 2006 to stockholders of record on April 27, 2006.



    CONTACT: Ameron International Corporation
             James R. McLaughlin, 626-683-4000